UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 6, 2008

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

Change of Control Agreements

On October 19, 2007, the Board of Directors approved a change in control arrangement to encourage certain key officers and employees to remain with the Company through any potential change in control. The change in control agreement provides for the employment of the certain key officers and employees during a specified period following a change of control and provides certain benefits in the event that the key officer or employee’s employment is terminated during such period by the Company other than for cause or by the key officer or employee for good reason.

For purposes of this arrangement, “change in control” is defined in the change in control agreement to cover various transactions or occurrences resulting in a change in the Company’s stock or asset ownership.

The change of control agreement provides that during the two-year period, the key officer or employee will (i) have a position and duties commensurate to those of the officer prior to the change of control, (ii) perform his or her services at a location within a 35-mile radius from the previous work site before the change in control, and (iii) receive an annual base salary at least equal to the employee’s annual base salary prior to a change in control unless a reduction occurs on a proportional basis simultaneously with a Company-wide reduction in senior management salaries.

In the event of a covered termination during the two-year period following a change of control, the arrangement provides for (i) the payment of an amount equal to either one or two times the employee’s annual salary as specified in each employee’s individual agreement, (ii) the provision for medical and dental benefits for up to 24 months following the date of termination, and (iii) benefits continuation substantially similar to those to which the employee was entitled prior to the date of termination.

On May 6, 2008, the Board of Directors approved additional officers of the Company be covered by this arrangement and their specified lump sum payments in the event of termination as follows: (i) William W. Deneau (Chief Executive Officer) two times his annual base salary; (ii) Barbara E. Lawson (Chief Financial Officer) two times her annual base salary (this is an increase from the one year she was previously awarded); (iii) John E. McDevitt (Chief Operating Officer) one times his annual salary; and (iv) Gilbert A. Smith (Vice President) one times his annual salary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Change in Control Agreement.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: May 7, 2008	/s/ William W. Deneau
By: William W. Deneau
Its: Chief Executive Officer